AMENDMENT NO. 1 TO THE FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

This amendment dated as of March 12, 2012 (the “Amendment”), is entered into by and between each of the funds listed on the Amended and Restated Exhibit A attached hereto (each a “Fund,” and collectively, the “Funds”), and The Bank of New York Mellon (f/k/a The Bank of New York) (“BNYM”).

WHEREAS, each Fund and BNYM entered into a Fund Administration and Accounting Agreement dated and effective as of September 10, 2007 (the “Agreement”); and

WHEREAS, each Fund and BNYM wish to amend the Agreement to update certain names of the Funds that are party to the Agreement;

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

A.	The Agreement is hereby amended by deleting Exhibit A in its entirety and replacing it with Amended and Restated Exhibit A attached hereto.

B.	Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

C.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

D.	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

On behalf of each Fund identified on Amended and Restated Exhibit A attached hereto	THE BANK OF NEW YORK MELLON

By:	By:
Name:	Name:
Title:	Title:

Amended and Restated Exhibit A

as of March 12, 2012

Wilmington Large-Cap Strategy Fund

Wilmington Large-Cap Value Fund

Wilmington Large-Cap Growth Fund

Wilmington Mid-Cap Growth Fund

Wilmington Small-Cap Strategy Fund

Wilmington Small-Cap Growth Fund

Wilmington Multi-Manager International Fund

Wilmington Rock Maple Alternatives Fund

Wilmington Multi-Manager Real Asset Fund

Wilmington Strategic Allocation Conservative Fund

Wilmington Strategic Allocation Moderate Fund

Wilmington Strategic Allocation Aggressive Fund

Wilmington Intermediate-Term Bond Fund

Wilmington Broad Market Bond Fund

Wilmington Short-Term Corporate Bond Fund

Wilmington Short Duration Government Bond Fund

Wilmington Municipal Bond Fund

Wilmington Maryland Municipal Bond Fund

Wilmington New York Municipal Bond Fund

Wilmington Pennsylvania Municipal Bond Fund

Wilmington Virginia Municipal Bond Fund

Wilmington Prime Money Market Fund

Wilmington U.S. Government Money Market Fund

Wilmington U.S. Treasury Money Market Fund

Wilmington Tax-Exempt Money Market Fund

Wilmington Managed Allocation Fund – Moderate Growth II